Exhibit 99.1

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (“Amendment”) is made this 4th day of January, 2006 by and among FIDELITY D&D BANCORP, INC. (“Corporation”), FIDELITY DEPOSIT & DISCOUNT BANK (“Bank”) and Steven C. Ackmann (“Executive”).

WITNESSETH:

WHEREAS, the parties entered into a certain Executive Employment Agreement dated June 21, 2004 (“Agreement”); and

WHEREAS, the parties desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1.                                       Section 4(b) of the Agreement is amended by addition of the following sentence at the end thereof:

Any bonus provided hereunder shall be paid on or before the last day of the month of February in the year following the year with respect to which the bonus is payable.

2.                                       Section 13 of the Agreement is amended by addition of the following language at the end thereof:

Subject to the following sentence, any payment to which Executive becomes entitled pursuant to this Section 13 shall be made within thirty (30) days after the effective date of Executive’s termination from employment.  Notwithstanding the foregoing, in the event that Executive is determined to be a specified employee, as defined in Section 409A of the Internal Revenue Code (“Code”), no payment that is determined to be deferred compensation subject to Section 409A of the Code shall be made until one day following six months from the date of separation of service, as defined in Section 409A of the Code.

3.                                       Section 14 of the Agreement is amended by addition of the following language at the end thereof:

Subject to the following sentence, any payment to which Executive becomes entitled pursuant to this Section 14 shall be made within thirty (30) days after the effective date of Executive’s termination from employment.  Notwithstanding the foregoing, in the event that Executive is determined to be a specified employee, as defined in Section 409A of the Code, no payment that is determined to be deferred compensation subject to Section 409A of the Code shall be made until one day following six months from the date of separation of service, as defined in Section 409A of the Code.

4.                                       Section 15 of the Agreement is amended to read in its entirety as follows:

15.                                 DEFINITION OF CHANGE IN CONTROL.  As used in this Agreement, “Change in Control” shall mean a change in control (other than one occurring by reason of an acquisition of the Corporation or Bank by Executive) wherein the Board of Directors certifies that one of the following has occurred:

(a)                                  (i) a merger, consolidation or division involving Corporation or Bank, (ii) a sale, exchange, transfer or other disposition of substantially all of the assets of Corporation or Bank, or (iii) a purchase by Corporation or Bank of substantially all of the assets of another entity, unless a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction and of the Board of Directors of such entity’s parent corporation, if any, are former members of the Board of Directors of Corporation or Bank; or

(b)                                 any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than Corporation or Bank or any “person” who on the date hereof is a director or officer of Corporation or Bank, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of stock of Corporation or Bank representing fifty percent (50%) or more of the total fair market value or combined voting power of Corporation’s or Bank’s then outstanding stock; or

(c)                                  during any period of one (1) year during the term of Executive’s employment under this Agreement, individuals who at the beginning of such period constitute the Board of Directors of Corporation and Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

5.                                       Section 16 of the Agreement is amended in its entirety to read as follows:

16.                                 DEFINITION OF DATE OF CHANGE OF CONTROL.  For purposes of this Agreement, the “Date of Change of Control” shall mean:

(a)                                  the first date on which a single person and/or entity, or group of affiliated persons and/or entities, acquire beneficial ownership of fifty percent (50%) or more of the Corporation’s voting stock or the total fair market value of the Corporation’s stock, or

(b)                                 the date of the closing of an Agreement, transferring all or substantially all of the Bank’s or Corporation’s assets, or

(c)                                  the date on which a merger, consolidation or business combination is consummated, as applicable, or

(d)                                 the date on which individuals who formerly constituted a majority of the Board of Directors of the Bank and Corporation under Section 15(c) hereof and the replacement directors otherwise approved under Section 15(c) cease to be a majority within a one year period.

6.                                       Section 24 of the Agreement is amended by addition of the following sentence at the end thereof:

The provisions of this Agreement shall be construed consistent with Section 409A of the Code, the applicable Treasury Regulations and other official guidance promulgated thereunder so as not to give rise to any violation of such section.

7.                                       This Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof.  All provisions of the Agreement not specifically modified by this Amendment shall remain in force and continue in effect pursuant to their terms as though this Amendment had never been executed.

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IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, have caused this Amendment to be duly executed in their respective names and, in the case of the Corporation and the Bank, by their authorized representatives, on the day and year first above written.

WITNESS:

/s/ Barbara Shimkus		/s/ Steven C. Ackmann
STEVEN C. ACKMANN

ATTEST:	FIDELITY D&D BANCORP, INC.

/s/ John T. Cognetti	By:	/s/ Patrick J. Dempsey
John T. Cognetti, Assistant Secretary		Patrick Dempsey, Chairman

ATTEST:	FIDELITY DEPOSIT AND DISCOUNT BANK

/s/ John T. Cognetti	By:	/s/ Patrick J. Dempsey
John T. Cognetti, Assistant Secretary		Patrick Dempsey, Chairman